EXHIBIT 12

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
   COMBINED

                                                           AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                                  FOR THE YEARS ENDED JUNE
                                                                   (THOUSANDS OF DOLLARS)
                                             ----------------------------------------------------------------
                                                2001         2000          1999         1998         1997
                                             ----------   ----------   -----------   ----------   -----------
Earnings(Loss) before income
taxes and member refunds.................   $  (13,676)   $  13,016    $   23,200    $  30,184    $   13,226

Fixed charges   - Interest...............       82,759       71,580        62,369       61,395        58,016
                - Rentals................        5,103        5,272         4,768        4,131         3,434
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges......................       87,862       76,852        67,137       65,526        61,450
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net earnings....................   $   74,186    $  89,868    $   90,337    $  95,710    $   74,676
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to total fixed charges...................       (a)             1.2           1.3          1.5           1.2
                                            -----------   ==========   ===========   ==========   ===========

Deficiency of adjusted net
earnings to total fixed charges..........   $  (13,677)        N/D          N/D         N/D           N/D
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
   combined: Preferred dividend factor:
   Preferred dividend requirements.......   $    2,847    $   3,060    $    3,287    $   3,522    $    4,115
   Ratio of pre-tax earnings
   to after-tax earnings*................        57.5%        47.3%         55.8%        53.0%         64.3%
   Preferred dividend factor
   on pre-tax basis......................        4,951        6,469         5,891        6,645         6,400

Total fixed charges (above)..............       87,862       76,852        67,137       65,526        61,450
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred
dividends combined.......................   $   92,813    $  83,321    $   73,028    $  72,171    $   67,850
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined**.....................       (b)             1.1           1.2          1.3           1.1
                                            -----------   ==========   ===========   ==========   ===========

Deficiency of adjusted net earnings
to fixed charges and preferred
dividends combined.......................   $  (18,628)       N/D          N/D          N/D           N/D
                                            ===========   ==========   ===========   ==========   ===========


* Represents after-tax earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.

(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
   COMBINED

                                                                   AGWAY INC. (PARENT)
                                                                 FOR THE YEARS ENDED JUNE
                                                                  (THOUSANDS OF DOLLARS)
                                             ----------------------------------------------------------------
                                                2001         2000          1999         1998         1997
                                             ----------   ----------   -----------   ----------   -----------
Earnings(Loss) before income taxes
and member refunds                          $  (10,895)   $   2,627    $   14,081    $  20,265    $   (2,731)

Fixed charges - Interest.................        23,621      18,085        13,660        8,575        10,626
              - Rentals..................         2,479       3,193         3,017        2,604         2,135
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges......................        26,100      21,278        16,677       11,179        12,761
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net earnings....................   $    15,205   $  23,905    $   30,758    $  31,444    $   10,030
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to total fixed charges...................       (a)             1.1           1.8          2.8        (a)
                                            -----------   ==========   ===========   ==========   ===========

Deficiency of adjusted net
earnings to total fixed charges..........   $  (10,895)       N/D          N/D          N/D        $  (2,731)
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
 combined: Preferred dividend factor:
   Preferred dividend requirements.......   $    2,847    $   3,060    $    3,287    $   3,522     $   4,115
   Ratio of pre-tax earnings
   to after-tax earnings*................        43.7%        15.1%        279.4%       124.6%       (193.2%)
   Preferred dividend factor
   on pre-tax basis......................        6,515       20,265         1,176        2,827        (2,131)

Total fixed charges (above)..............       26,100       21,278        16,677       11,179        12,761
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred
dividends combined.......................   $   32,615    $  41,543    $   17,853    $  14,006    $   10,630
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined**.....................       (b)           (b)             1.7          2.2        (b)
                                            -----------   ----------   ===========   ==========   ===========

Deficiency of adjusted net earnings
to fixed charges and preferred
dividends combined.......................   $  (17,410)   $ (17,638)        N/D         N/D       $    (600)
                                            -----------   ==========   ===========   ==========   ===========

* Represents after-tax earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.

(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.